Exhibit 99.1
• Energy West Announces the Completion of Acquisition of North Carolina Distribution Properties
• Announces Audited Earnings and Files 10-K
Great Falls, Mont., October 1, 2007/ PRNewswire — First Call/ — ENERGY WEST, INCORPORATED (NASDAQ: EWST — News), a natural gas and energy marketing company serving the Rocky Mountain states, announced today that it had completed the acquisition of Frontier Utilities of North Carolina, Inc. The purchase price was $4,500,000, plus certain adjustments for taxes and working capital. Energy West took possession of the operation, headquartered in Elkin N.C., today.
Thomas J. Smith, Interim President, said, “We are extremely pleased to complete this transaction. We now have a 138 mile high-pressure transmission system and a 149 mile distribution system serving an area with 127,000 households in an attractive and fast growing area. The business should be accretive to earnings for Energy West’s current fiscal year and offers tremendous opportunity for growth as we expand the 1% natural gas utilization rate in Frontier’s service territory.”
Energy West also filed its Annual Report on Form 10-K for the fiscal year ended June 30, 2007 with the Securities and Exchange Commission on September 27, 2007. The Company reported audited consolidated net income for the year of $6.2 million, or $2.08 per share, including a gain from the disposal of assets, and income from discontinued operations of $3.95 million, or $1.34 per share, and net income from continuing operations of $2.25 million, or $0.76 per share. For the fiscal year ended June 30, 2007, Energy West reported net income of $2.3 million, or $0.79 per share, including net income from the discontinued operations of $0.4 million, or $0.14 per share, and net income from continuing operations of $1.9 million, or $0.65 per share. These audited results did not change from the unaudited results initially reported by the Company on August 30, 2007. The audited net income from continuing operations for fiscal year 2007 represents an 18% improvement over the results reported for fiscal year 2006, primarily due to increased operating efficiencies in Energy West’s utility segment and improvements in its unregulated marketing and production business.
Mr. Smith continued, “The strong earnings reported for fiscal year ended June 30, 2007 coupled with exciting growth prospects continue our commitment to bring value to Energy West shareholders.”

Safe Harbor Forward Looking Statement: Energy West is including the following cautionary statement in the release to make applicable and to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by, or on behalf of Energy West. Forward-looking statements are all statements other than statements of historical fact, including without limitation those that are identified by the use of the words “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts,” and similar expressions. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Factors that may affect forward-looking statements and the Company’s business generally include but are not limited risks associated with contracts accounted for as derivatives, changes in the utility regulatory environment, wholesale and retail competition, weather conditions, litigation risk and various other matters, many of which are beyond Energy West’s control, the risk factors and cautionary statements made in the Company’s public filings with the Securities and Exchange Commission, and other factors that the Company is currently unable to identify or quantify, but may exist in the future. Energy West expressly undertakes no obligation to update or revise any forward-looking statement contained herein to reflect any change in Energy West’s expectations with regard thereto or any change in events, conditions, or circumstances on which any such statement is based.
For additional information or clarification, please contact: Wade Brooksby (406) 868-0730.
Our toll-free number is 1-800-570-5688. Our web address is www.energywest.com. Our address is P.O. Box 2229, Great Falls, MT 59403-2229.